Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

James Mead

Chief Financial Officer

-or-

Heidi Gillette

Director, Investor Relations

212.594.2700

SL Green Realty Corp. Announces New $1.6 Billion Credit Facility

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Refinancing Provides Fresh 5-Year Term and Lower Cost

New York, NY, November 19, 2012 — SL Green Realty Corp. (NYSE:SLG) today announced that it has closed on a new $1.6 billion credit facility, which refinances, extends and upsizes the Company’s previous $1.5 billion revolving credit facility that was put in place in November 2011.  The new facility consists of a $1.2 billion revolving line of credit and a $400 million term loan, which currently bear interest at 145 basis points over LIBOR and 165 basis points over LIBOR, respectively.  The facility now has an extended maturity date of March 2018, inclusive of the Company’s aggregate one-year as of right extension option on the revolving line of credit.

Matt DiLiberto, Chief Accounting Officer for SL Green, commented “We have been intently focused on continuing to strengthen our balance sheet.  The attractive pricing, additional term and increased size of this facility from some of the world’s highest quality financial institutions demonstrates how effective our efforts have been.  With our new facility, we will continue working to enhance our credit profile in addition to pursuing future growth opportunities.”

Wells Fargo Securities, LLC; J.P. Morgan Securities LLC; and Deutsche Bank Securities Inc. were Joint Lead Arrangers and Joint Book Runners, with Wells Fargo Bank, NA serving as the Administrative Agent, JPMorgan Chase Bank, N.A. serving as the Syndication Agent and Deutsche Bank Trust Company Americas serving as the Co-Documentation Agent.

About SL Green Realty Corp.

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2012, SL Green owned interests in 77 Manhattan properties totaling 39.3 million square feet. This included ownership interests in 27.5 million square feet of commercial properties and debt and preferred equity investments secured by 11.8 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

Forward Looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York metropolitan real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York metropolitan area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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